UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2016 (February 22, 2016)

AXION INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

4005 All American Way, Zanesville, Ohio	43701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 452-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 8, 2015, Axion International Holdings, Inc. (the “Company”) filed an 8-K with the U.S. Securities and Exchange Commission to disclose its Chapter 11 bankruptcy filing in Delaware on December 2, 2015 (the “Bankruptcy Filing”). On January 15, 2016, the Company filed an 8-K with the U.S. Securities and Exchange Commission to disclose as a result of the Bankruptcy Filing, the Company would no longer file periodic reports under the Securities Exchange Act of 1934 and its shares will no longer be eligible for legend removal under Rule 144 for failure to continue to meet the current reporting requirement under Rule 144.

Pursuant to the rules and requirements under its Bankruptcy Filing, the Company files monthly financial reports with the U.S. Trustees with the U.S. Bankruptcy Court District of Delaware (the “Monthly Operating Reports”). The Monthly Operating Reports for January 2016 were prepared and filed for (i) the Company, (ii) its wholly-owned operating subsidiary Axion International, Inc. and (iii) its dormant wholly-owned subsidiary Axion Recycled Plastics Incorporated on February 22, 2016. Copies of these Monthly Operating Reports are included herewith as Exhibits to this Form 8-K.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit
	Number	Description of Exhibit

	99.1	Monthly Operating Report – Axion International Holdings, Inc.
	99.2	Monthly Operating Report – Axion International, Inc.
	99.3	Monthly Operating Report – Axion Recycled Plastics Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 24, 2016	AXION INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Donald W. Fallon
Donald W. Fallon Chief Financial Officer